EXHIBIT 16.1

              Letterhead of Pollard-Kelley Auditing Services, Inc.



August 17, 2009


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549


We have read Item 4.01(a) of China Crescent Enterprises, Inc.'s Form 8-K dated August 3, 2009 and filed on August 18, 2009, and agree with the comments made therein.


Yours truly,

/s/ Pollard-Kelley Auditing Services, Inc.
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Pollard-Kelley Auditing Services, Inc.
Independence, Ohio